INDEPENDENT AUDITOR'S CONSENT

Frank L. Sassetti & Co. consents to the use in the SEC Form S-1 Registration Statement for Triview Global Fund, LLC of our reports dated October 8, 2004 on the Fund and its Managing Member, Triview Capital Management, Inc. appearing in the Prospectus which is part of the Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.


							Frank L. Sassetti & Co.


							/s/ Frank L. Sassetti & Co.


Frank L. Sassetti & Co.
6611 West North Avenue
Oak Park, IL 60302

(708) 386-1433

Date:  October 8, 2004